File No. 333-213797

File No. 333-174796

File No. 333-119618

File No. 333-18973

File No. 333-204218

File No. 333-191691

File No. 333-183771

File No. 333-161239

File No. 333-129775

File No. 333-97555

File No. 033-56923

File No. 333-44885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-213797

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174796

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119618

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-18973

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204218

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-191691

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183771

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161239

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129775

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97555

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-56923

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-44885

Under

The Securities Act of 1933

SCANA Corporation

(Exact name of registrant as specified in its charter)

South Carolina	57-0784499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 SCANA Parkway

Cayce, South Carolina 29033

(Address of registrant’s principal executive offices, including zip code)

SCANA Corporation Director Compensation and Deferral Plan

SCANA Corporation Long-Term Equity Compensation Plan

SCANA Corporation 401(k) Retirement Savings Plan, f/k/a the SCANA Corporation Stock Purchase-Savings Plan

(Full title of the plans)

Carlos M. Brown, Esq.

Senior Vice President and General Counsel

SCANA Corporation

120 Tredegar Street, Richmond, Virginia 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Carter M. Reid

Dominion Energy, Inc.

120 Tredegar Street.

Richmond, Virginia 23219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF COMMON SHARES

SCANA Corporation, a South Carolina corporation (the “Registrant”) is filing these Post-Effective Amendments to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to terminate all offerings under each of such Registration Statements and deregister any and all securities that remain unsold pursuant to each of such Registration Statements:

•	Registration Statement No. 333-213797, filed on September 26, 2016, registering common stock issuable under the SCANA Corporation Director Compensation and Deferral Plan referred to therein.

•	Registration Statement No. 333-174796, filed on June 9, 2011, registering common stock issuable under the SCANA Corporation Director Compensation and Deferral Plan referred to therein.

•	Registration Statement No. 333-119618, filed on October 8, 2004, registering common stock issuable under the SCANA Corporation Director Compensation and Deferral Plan referred to therein.

•

Registration Statement No. 333-18973, filed on December 30, 1996 and amended on November 4, 2002 and September 17, 2003, registering common stock issuable under the SCANA Corporation Director Compensation and Deferral Plan referred to therein.

•	Registration Statement No. 333-204218, filed on May 15, 2015, registering common stock issuable under the SCANA Corporation Long-Term Equity Compensation Plan referred to therein.

•	Registration Statement No. 333-191691, filed on October 11, 2013, registering common stock issuable under the SCANA Corporation Stock Purchase-Savings Plan referred to therein.

•	Registration Statement No. 333-183771, filed on September 7, 2012, registering common stock issuable under the SCANA Corporation Stock Purchase-Savings Plan referred to therein.

•	Registration Statement No. 333-161239, filed on August 11, 2009, registering common stock issuable under the SCANA Corporation Stock Purchase-Savings Plan referred to therein.

•	Registration Statement No. 333-129775, filed on November 17, 2005, registering common stock issuable under the SCANA Corporation Stock Purchase-Savings Plan referred to therein.

•	Registration Statement No. 333-97555, filed on August 2, 2002, registering common stock issuable under the SCANA Corporation Stock Purchase-Savings Plan referred to therein.

•

Registration Statement No. 033-56923, filed on December 16, 1994 and amended on May 11, 1995, registering common stock issuable under the SCANA Corporation Stock Purchase-Savings Plan referred to therein.

•	Registration Statement No. 333-44885, filed on January 26, 1998, registering common stock issuable under the SCANA Corporation Stock Purchase-Savings Plan referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment to the Registration Statements, and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on January 4, 2019.

SCANA Corporation

By:	/s/ Carlos M. Brown
Carlos M. Brown Senior Vice President and General Counsel

No other person is required to sign this Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.